EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of our report dated October 6, 2005, except for Note 8 as to which the date is December 12, 2005, relating to the financial statements of Somaxon Pharmaceuticals, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Diego, CA
December 12, 2005